SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report
                (Date of earliest event reported)
                         January 29, 1998



                           MONROC, INC.
      (Exact name of registrant as specified in its charter)


        Delaware                 0-23880               87-0436697
(State or other jurisdiction (Commission File        (IRS Employer
  of incorporation)              Number)           Identification No.)



         P.O. Box 537, 1730 Beck Street, Salt Lake City, Utah     77051
              (Address of principal executive offices)          (Zip Code)


                          (801) 359-3701
       (Registrant's telephone number, including area code)

  (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         On January 29, 1998, Monroc, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Aggregates, Inc., a Delaware corporation ("USAI"), and Western Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of USAI ("Sub"), providing for the merger of Sub with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and wholly owned subsidiary of USAI. Pursuant to the Merger Agreement, each outstanding share of common stock, par value $.01 per share, of the Company (the "Common Stock") will be converted into the right to receive $10.771 per share in cash (the "Merger Consideration"). In addition, the Merger Agreement provides that each outstanding option and warrant to purchase shares of the Company will be canceled and each holder of a canceled option or warrant will be entitled to receive from the Company a cash payment equal to the product of
(i) the aggregate number of shares of Common Stock subject to the option or warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such option or warrant. The Merger is conditioned upon, among other things, the approval of the stockholders of the Company, certain regulatory and governmental approvals and other customary conditions. The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

         The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of the Company at a special meeting on January 29, 1998. In connection with the proposed Merger, the Board of Directors of the Company received a fairness opinion from SBC Warburg Dillon Read Inc. to the effect that, as of the date of the opinion, the merger consideration is fair to the stockholders of the Company from a financial point of view.

         Pursuant to a Voting Agreement dated as of January 29, 1998 by and between USAI and Building and Construction Capital Partners I, L.P., a California limited partnership ("BCCP I") which owns approximately 37% of the outstanding shares of Common Stock, BCCP I has agreed, among other things, to vote its shares of Common Stock in favor of approval and adoption of the Merger Agreement and the Merger. The Voting Agreement is filed as Exhibit
99.1 hereto and is incorporated herein by reference.

        A copy of the press release dated January 29, 1998 issued by the Company relating to the Merger is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

2.1 Agreement and Plan of Merger dated as of January 29, 1998 by and among Monroc, Inc., U.S. Aggregates, Inc. and Western Acquisition, Inc.

99.1 Voting Agreement dated as of January 29, 1998 by and between U.S. Aggregates, Inc. and Building and Construction Capital Partners I, L.P.

99.2     Press Release dated January 29, 1998.

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
                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MONROC, INC.



Date: January 29, 1998                 By:  /s/  L. WILLIAM RANDS
                                           ----------------------
                                           L. William Rands
                                           Vice President, Treasurer and
                                           Secretary





















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

                            EXHIBIT INDEX TO FORM 8-K



Exhibit No.          Description


2.1 Agreement and Plan of Merger dated as of January 29, 1998 by and among Monroc, Inc., U.S. Aggregates, Inc. and Western Acquisition, Inc.

99.1 Voting Agreement dated as of January 29, 1998 by and between U.S. Aggregates, Inc. and Building and Construction Capital Partners I, L.P.

99.2                 Press Release dated January 29, 1998.






















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